                               __________ Shares

                           THE BOYDS COLLECTION, LTD.

                                  Common Stock

                             UNDERWRITING AGREEMENT
                             ----------------------


                                                                __________, 1999


DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION
MERRILL LYNCH, PIERCE, FENNER
 & SMITH INCORPORATED
 Asrepresentatives of the several Underwriters named in Schedule I hereto
  c/o Donaldson, Lufkin & Jenrette Securities Corporation
  277 Park Avenue
  New York, New York 10172


Dear Sirs:

     The Boyds Collection, Ltd., a Maryland corporation (the "COMPANY"), proposes to issue and sell to the several underwriters named in Schedule 1 hereto (the "UNDERWRITERS"), and certain stockholders of the Company named in
Schedule II hereto (the "SELLING STOCKHOLDERS"), severally and not jointly, propose to sell to the several Underwriters, an aggregate of _______________ shares of the common stock, par value $0.0001 per share of the Company (the "FIRM SHARES"), of which _____________ shares are to be issued and sold by the Company and _____________ shares are to be sold by the Selling Stockholders, each Selling Stockholder selling the amount set forth opposite such Selling Stockholder's name in Schedule II hereto.

     The Selling Stockholders also propose to sell to the several Underwriters not more than an additional _____ shares, in aggregate, of their Common Stock, par value $0.0001 per share (the "ADDITIONAL SHARES") if and to the extent requested by the Underwriters as provided in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter referred to collectively as the "SHARES". The shares of common stock of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK". The Company and the Selling Stockholders are hereinafter sometimes referred to collectively as the "Sellers."

     SECTION 1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "ACT"), a registration statement on Form S-1, including a prospectus, relating to the Shares. The registration statement, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "REGISTRATION STATEMENT"; and the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "Prospectus". If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Act registering additional shares of Common Stock (a "RULE 462(B) REGISTRATION STATEMENT"), then, unless otherwise specified, any reference herein to the term "Registration
Statement" shall be deemed to include such Rule 462(b) Registration Statement.

     SECTION 2. AGREEMENTS TO SELL AND PURCHASE AND LOCK-UP AGREEMENTS . On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) the Company agrees to issue and sell ______________ Firm Shares, (ii) each Selling Stockholder agrees, severally and not jointly, to sell the number of Firm Shares set forth opposite such Selling Stockholder's name in Schedule II hereto and
(iii) each Underwriter agrees, severally and not jointly, to purchase from each Seller at a price per Share of $______ (the "PURCHASE PRICE") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Firm Shares.

     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each of the Selling Stockholders, severally and not jointly, agrees to sell, and the Underwriters shall have the right to purchase, severally and not jointly, up to ___ Additional Shares from the Selling Stockholders at the Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The Underwriters may exercise their right to purchase Additional Shares in whole or in part from time to time by giving written notice thereof to the Selling Stockholders within 30 days after the date of this Agreement. You shall give any such notice on behalf of the Underwriters and such notice shall specify the number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof, which date shall be a business day
(i) no earlier than two business days after such notice has been given (and, in any event, no earlier than the Closing Date (as hereinafter defined)) and
(ii) no later than ten business days after such notice has been given. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase from the Selling Stockholders the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased from the Selling Stockholders as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares.

     Each Seller hereby agrees not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Common Stock, or such other securities, in cash or otherwise), except to the Underwriters pursuant to this Agreement, for a period of 180 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. Notwithstanding the foregoing or anything contained in this Agreement to the contrary, during such period (i) the Company may grant stock options pursuant to the Company's existing stock option plan and (ii) the Company may issue shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof. The Company also agrees not to file any registration statement with respect to any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for a period of 180 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. In addition, each Selling Stockholder agrees that, for a period of 180 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation, it will not make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The Company shall, prior to or concurrently with the execution of this Agreement, deliver an agreement executed by (i) each Selling Stockholder, (ii) each of the directors and officers of the Company who is not a Selling Stockholder and (iii) each stockholder listed on Annex I hereto to the effect that such person will not, during the period commencing on the date such person signs such agreement and ending 180 days after the date of the Prospectus, without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation, (A) engage in any of the transactions described in the first sentence of this paragraph or (B) make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

     SECTION 3. TERMS OF PUBLIC OFFERING. The Sellers are advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the execution and delivery of this Agreement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

     Of the shares of Common Stock to be offered by the Underwriters, _________ have been reserved (the "Reserved Shares") for sale to certain individuals, including employees, officers and directors of the Company and other parties associated with the Company and members of their families. The number of shares available to the general public will be reduced to the extent those persons purchase, or confirm the purchase (either orally or in writing) of, Reserved Shares. Any Reserved Shares not so purchased or confirmed for purchase will be offered in the Offering.

     SECTION 4. DELIVERY AND PAYMENT. The Shares shall be represented by definitive certificates and shall be issued in such authorized denominations and registered in such names as

Donaldson, Lufkin & Jenrette Securities Corporation shall request no later than two business days prior to the Closing Date or the applicable Option Closing Date (as defined below), as the case may be. The Shares shall be delivered by or on behalf of the Sellers, with any transfer taxes thereon duly paid by the respective Sellers, to Donaldson, Lufkin & Jenrette Securities Corporation through the facilities of The Depository Trust Company ("DTC"), for the respective accounts of the several Underwriters, against payment to the Sellers of the Purchase Price therefore by wire transfer of Federal funds immediately available in New York City. The certificates representing the Shares shall be made available for inspection not later than 11:30 A.M., New York City time, on the business day prior to the Closing Date or the applicable Option Closing Date (as defined below), as the case may be, at the office of DTC or its designated custodian (the "DESIGNATED OFFICE"). The time and date of delivery and payment for the Firm Shares shall be 9:00 A.M., New York City time, on ________, 1999 or such other time on the same or such other date as Donaldson, Lufkin & Jenrette Securities Corporation and the Company shall agree in writing. The time and date of delivery and payment for the Firm Shares are hereinafter referred to as the "CLOSING DATE". The time and date of delivery and payment for any Additional Shares to be purchased by the Underwriters shall be 9:00 A.M., New York City time, on the date specified in the applicable exercise notice given by you pursuant to
Section 2 or such other time on the same or such other date as Donaldson, Lufkin & Jenrette Securities Corporation and the Selling Stockholders shall agree in writing. The time and date of delivery and payment for any Additional Shares are hereinafter referred to as the "OPTION CLOSING DATE".

     The documents to be delivered on the Closing Date or any Option Closing Date on behalf of the parties hereto pursuant to Section 9 of this Agreement shall be delivered at the offices of Latham & Watkins, 885 Third Avenue, New York, NY 10022 and the Shares shall be delivered at the Designated Office, all on the Closing Date or such Option Closing Date, as the case may be.

     SECTION 5.     AGREEMENTS OF THE COMPANY. The Company agrees with you:

     (a) To advise you promptly and, if requested by you, to confirm such advice in writing, following notice to the Company of or the Company becoming aware of (i) any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, (iii) when any amendment to the Registration Statement becomes effective, (iv) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, when the Rule 462(b) Registration Statement has become effective and (v) the happening of any event during the period referred to in Section 5(d) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

     (b) To furnish to you three signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

     (c) To prepare the Prospectus, the form and substance of which shall be satisfactory to you, and to file the Prospectus in such form with the Commission within the applicable period specified in Rule 424(b) under the Act; during the period specified in Section 5(d) below, not to file any further amendment to the Registration Statement and not to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object after being so advised; and, during such period, to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or amendment or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and to use reasonable efforts to cause any such amendment to the Registration Statement to become promptly effective.

     (d) Prior to 10:00 A.M., New York City time, on the first business day after the date of this Agreement and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish in New York City to each Underwriter and any dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

     (e) If during the period specified in Section 5(d), any event shall occur or condition shall exist as a result of which, in the opinion of counsel for the Underwriters and the Company, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters and the Company, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law, and to furnish to each Underwriter and to any dealer as many copies thereof as such Underwriter or dealer may reasonably request.

     (f) Prior to any public offering of the Shares, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such registration or qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Prospectus, the Registration Statement, any preliminary prospectus or the offering or sale of the Shares, in any jurisdiction in which it is not now so subject.

     (g) To mail and make generally available to its stockholders as soon as practicable an earnings statement (which need not be audited) covering the twelve-month period ending March 31, 2000 that shall satisfy the provisions of Section 11(a) of the Act, and to advise you in writing when such statement has been so made available.

     (h) During the period of three years after the date of this Agreement unless the Company is sooner dissolved, acquired or merged out of existence, to furnish to you as soon as available copies of all reports or other communications furnished to the record holders of Common Stock or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

     (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the Sellers' obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and any Selling Stockholder's counsel (in addition to the Company's counsel) in connection with the registration and delivery of the Shares under the Act and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Registration Statement (including financial statements and exhibits), any preliminary prospectus, the Prospectus and all amendments and supplements to any of the foregoing, including the mailing and delivering of copies thereof to the Underwriters and dealers in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Shares, (iv) all expenses in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any Preliminary and Supplemental Blue Sky Memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Underwriters in connection with such registration or qualification and memoranda relating thereto), (v) the filing fees and disbursements of counsel for the Underwriters in connection with the review and clearance of the offering of the Shares by the National Association of Securities Dealers, Inc., (vi) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to the listing of the Shares on the NYSE and other national securities exchanges and foreign stock exchanges, (vii) the cost of printing certificates representing the Shares,
(viii) the costs and charges of any transfer agent, registrar and/or depositary, and (ix) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders hereunder for which provision is not otherwise made in this Section. The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Stockholders may otherwise have for allocation of such expenses among themselves.

     (j) To use its reasonable best efforts to list, subject to notice of issuance, the Shares on the NYSE or other national exchange or automated quotation system and to maintain the listing of the Shares on the NYSE or other national exchange or automated quotation system for a period of three years after the date of this Agreement unless the Company is sooner dissolved, acquired or merged out of existence or does not qualify for listing on the NYSE or other national exchange or automated quotation system.

     (k) To use its reasonable best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

     (l) If the Registration Statement at the time of the effectiveness of this Agreement does not cover all of the Shares, to file a Rule 462(b) Registration Statement with the Commission registering the Shares not so covered in compliance with Rule 462(b) by 10:00 P.M., New York City time, on the date of this Agreement and to pay to the Commission the filing fee for such Rule 462(b) Registration Statement at the time of the filing thereof or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

     SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Underwriter that:

     (a) The Registration Statement has become effective (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement); any Rule 462(b) Registration Statement filed after the effectiveness of this Agreement will become effective no later than 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

     (b) (i) The Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement), when it became effective, did not contain and, as amended, if applicable, will not contain as of the date of such amendment or supplement any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement) and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act, (iii) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement and any amendments thereto, when they become effective (A) will not contain as of the date of such amendment or supplement any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) will comply in all material respects with the Act and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements in or omissions from the Registration Statement or the Prospectus (as amended or supplemented) based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

     (c) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements in or omissions from such preliminary prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

     (d) The Company has no direct or indirect subsidiaries other than Boyds Operations, Inc., The Boyds Collection, Ltd., L.P. (the "PARTNERSHIP") and H.
C. Accents & Associates, Inc. (collectively, the "Subsidiaries") Boyds Operations, Inc. has no assets other than its 1% general partnership interest in the Partnership, no liabilities other than those associated with its general partnership interest in the Partnership and has conducted no operations other than those taken on behalf of the Partnership as its general partner.

     (e) Each of the Company and its Subsidiaries other than the Partnership has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to conduct its business as described in the Prospectus and to own, lease and operate its properties, except where failure to be duly incorporated or validly existing or to have such power and authority would not have a Material Adverse Effect (as defined below). The Partnership has been duly formed and is validly existing as a limited partnership in good standing under the state of Delaware and has the power and authority to conduct its business as described in the Prospectus and to own, lease and operate its properties, except where the failure to be duly formed or validly existing or to have such power and authority would not have a Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified to do business in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, (a "MATERIAL ADVERSE EFFECT").

     (f) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens granted or issued by the Company or any of its Subsidiaries relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock or partnership interests of the Company or any Subsidiary, except as otherwise disclosed in the Registration Statement.

     (g) All of the outstanding shares of capital stock of the Company, including the Shares to be sold by the Selling Stockholders, have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights; and the Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

     (h) All of the outstanding shares of capital stock or partnership interests of each of the Company Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company or Boyds Operations, Inc., free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature other than any liens under the Credit Agreement, dated as of April 21, 1998, among the Company, the several lenders from time to time parties thereto, DLJ Capital Funding Inc., the Fuji Bank, Limited, New York Branch, and Fleet National Bank (the "CREDIT AGREEMENT").

     (i) The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock."

     (j) Neither the Company nor any of its Subsidiaries (other than the Partnership) is in violation of its charter or by-laws and the Partnership is not in violation of its agreement of limited partnership. Neither the Company nor any of its Subsidiaries is (i) in default in the performance of any obligation, agreement or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument material to the conduct of the business of the Company and its Subsidiaries, taken as a whole, to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective property is bound, or (ii) in violation of any law, statute, rule regulation, judgment or court decree applicable to the Company or any of its Subsidiaries, except for any such violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (k) The execution, delivery and performance of this Agreement by the Company, the compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not result in a breach of, constitute a default under or violate (i) any of the terms, conditions or provisions of the charter or by-laws of the Company or any of its Subsidiaries (other than the Partnership) or the agreement of limited partnership of the Partnership, (ii) any of the terms or provisions of any document, agreement, indenture or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their properties are bound, or (iii) (assuming compliance with all applicable state securities or Blue Sky laws) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Company or any of its Subsidiaries or any of their respective properties except, in the case of each of (ii) and
(iii), for such conflicts, defaults or violations that would not reasonably be expected to have a Material Adverse Effect. No consent, approval, waiver, license or authorization or other action by or filing with any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, except such as (i) may be required under the state securities or Blue Sky laws or (ii) shall have been obtained or made on or prior to the Closing Date.

     (l) Except as otherwise set forth in the Registration Statement or the Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its Subsidiaries is a party or of which any of their respective property is the subject, which might reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect.

     (m) Neither the Company nor any of its Subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

     (n) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

     (o) Each of the Company and its Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities (each, an "AUTHORIZATION" or, collectively, "PERMITS"), including, without limitation, under any applicable foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, as are necessary to own, lease and operate its properties and to conduct its business in the manner described in the Registration Statement and the Prospectus the lack of which would have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received notice of any proceedings relating to the revocation or termination of any such Permits; except where such revocation or termination of any such Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (p) Each of the Company and its Subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions to all property and assets described in the Registration Statement and Prospectus as being owned by it except for any such liens (i) for taxes not yet due and payable or for taxes being contested in good faith and for which adequate reserves, in accordance with generally accepted accounting principles, have been taken; (ii) under the Credit Agreement or (iii) as would not, individually or in the aggregate, have a Material Adverse Effect.

     (q) Each of the Company and its Subsidiaries owns all rights to or has adequate licenses or other rights to use all of the patents, trademarks, service marks, trade names and copyrights necessary to conduct its respective business described in the Registration Statement and Prospectus, except where the failure to own or possess or have the ability to acquire any of the foregoing would not have a Material Adverse Effect and neither the Company nor any of its Subsidiaries has received notice of any conflict with the asserted rights of others with respect to any patents, trademarks, service marks, trade names or copyrights, the result of which conflict is reasonably likely to result in a Material Adverse Effect.

     (r) This Agreement has been duly authorized, executed and delivered by the Company.

     (s) Deloitte & Touche LLP, who has certified the financial statements included in the Registration Statement and the Prospectus, is an independent public accountant with respect to the Company and its Subsidiaries.

     (t) The consolidated financial statements, together with related notes thereto, included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects the consolidated financial position and the results of operations and changes in financial position of the Company and its Subsidiaries on the basis stated in the Registration Statement and Prospectus at the respective dates or for the respective periods to which they apply; such statements and related notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein. The other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are based on or derived from sources which the Company believes to be reliable and accurate.

     (u) The pro forma financial information included in the Registration Statement and Prospectus (A) present fairly in all material respects the information shown therein and (B) have been prepared in accordance with applicable requirements of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). The assumptions used in the preparation of the pro forma financial statements included in the Registration Statement and Prospectus are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

     (v) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined within the meaning of the Investment Company Act of 1940, as amended.

     (w) Other than as otherwise disclosed in the Registration Statement and Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

     (x) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement),
(i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and the Partnership, taken as a whole, which would have a Material Adverse Effect and (ii) other than in the ordinary course of business, neither the Company nor any of its Subsidiaries has incurred any material liability or obligation, direct or contingent.

     (y) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

     SECTION 7.     REPRESENTATIONS AND WARRANTIES OF THE SELLING
STOCKHOLDERS. Each Selling Stockholder represents and warrants to each Underwriter that:

     (a) Such Selling Stockholder is the lawful owner of the Shares to be sold by such Selling Stockholder pursuant to this Agreement and has, and on the Closing Date and any Option Closing Date will have, good and clear title to such Shares, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

     (b) The Shares to be sold by such Selling Stockholder have been duly authorized and validly issued and are fully paid, non-assessable and were not issued in violation of any preemptive or similar rights.

     (c) Such Selling Stockholder has, and on the Closing Date and any Option Closing Date will have, full legal right, power and authority, and all authorization and approval required by law, to enter into this Agreement, and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided herein.

     (d) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

     (e) Upon delivery of the Shares to be sold by each of the Selling Stockholders pursuant hereto and payment therefor in accordance with this Agreement, and, assuming the Underwriters are acquiring the Shares in good faith without notice of any adverse claim, within the meaning of the Uniform Commercial Code as in effect in the State of New York, the Underwriters will be the owner of the Shares free and clear of all liens, encumbrances, and charges whatsoever, arising as a result of action by the Selling Stockholders.

     (f) The execution, delivery and performance of this Agreement by or on behalf of such Selling Stockholder, the compliance by such Selling Stockholder with all the provisions hereof and the consummation of the transactions contemplated hereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the organizational documents of such Selling Stockholder, if such Selling Stockholder is not an individual, or any indenture, loan agreement, mortgage, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any property of such Selling Stockholder is bound and which is material to the business of such Selling Stockholder or (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over such Selling Stockholder or any property of such Selling Stockholder.

     (g) The information in the Registration Statement under the caption "Principal and Selling Stockholders" which specifically relates to such Selling Stockholder does not, and will not on the Closing Date or any Option Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (h) At any time during the period described in Section 5(d), if there is any change in the information referred to in Section 7(g), such Selling Stockholder will immediately notify you of such change.

     (i) Each certificate signed by or on behalf of such Selling Stockholder and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Stockholder to the Underwriters as to the matters covered thereby.

     (j) The Selling Stockholder is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 8.     INDEMNIFICATION.

     (a) The Company agrees to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Company by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter who failed to deliver a Prospectus (as then amended or supplemented, provided by the Company to the several Underwriters in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in such Prospectus and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person.

     (b) Each of the Selling Stockholders agrees, jointly and severally, to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus. Notwithstanding the foregoing, the aggregate liability of each Selling Stockholder pursuant to the provisions of this paragraph shall be limited to an amount equal to the total proceeds (before deducting underwriting discounts and commissions and expenses) received by such Selling Stockholder from the sale of its Shares hereunder; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter who failed to deliver a Prospectus (as then amended or supplemented, provided by the Company to the several Underwriters in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the persons asserting any such losses, claims, damages and liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in such Prospectus and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person.

     (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each Selling Stockholder and each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Sellers to such Underwriter but only with reference to information relating to such Underwriter furnished in writing to the Company by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto), or any preliminary prospectus.

     (d) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Sections 8(a), 8(b) or 8(c) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all reasonable fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to Sections 8(a), 8(b) and 8(c), the Underwriter shall not be required to assume the defense of such action pursuant to this Section 8(d), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of such Underwriter). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for (i) subject to the limitations of the previous sentence, the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Underwriters, their officers and directors and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act,
(ii) the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and all persons, if any, who control the Company within the meaning of either such Section and (iii) the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and all such reasonable fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters, their officers and directors and such control persons of any Underwriters, such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation. In the case of any such separate firm for the Company and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling Stockholders, such firm shall be designated in writing by the Selling Stockholders. The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action
(i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than forty (40) business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the reasonable fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to (a) comply with such reimbursement request or (b) object in writing that such reimbursement is not appropriate or reasonable. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

     (e) To the extent the indemnification provided for in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Sellers, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause 8(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(e)(i) above but also the relative fault of the Sellers, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Sellers, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (after underwriting discounts and commissions, but before deducting expenses) received by the Sellers, and the total discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Sellers, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Sellers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this
Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8(e) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

     (f) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     SECTION 9. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

     (a) The representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date. The Company shall have performed or complied in all material respects with all of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

     (b) If the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

     (c) You shall have received on the Closing Date a certificate dated the Closing Date, signed by the president or any vice president and the chief financial, operating or accounting officer of the Company to the effect that:

          (i) The representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of the date of this Agreement and as of the Closing Date (except to the extent such representations or warranties specifically relate to an earlier date and time) and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied under this Agreement on or prior to the Closing Date;

          (ii) At the Closing Date, since the respective dates as of which information is given in the Registration Statement and Prospectus (exclusively of any amendment or supplement after the date hereof), there has not occurred any event or events that, individually or in the aggregate, would have a Material Adverse Effect; and

          (iii) To the best of such person's knowledge, the sale of the Shares hereunder has not been enjoined (temporarily or permanently).

     (d) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement),
(i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its Subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of its Subsidiaries and (iii) neither the Company nor any of its Subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 9(d)(i), 9(d)(ii) or 9(d)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

     (e) All the representations and warranties of each Selling Stockholder contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date, and you shall have received on the Closing Date a certificate dated the Closing Date from each Selling Stockholder to such effect and to the effect that such Selling Stockholder has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by such Selling Stockholder on or prior to the Closing Date.

     (f) You shall have received on the Closing Date an opinion (as to the matters set forth in Annex II attached hereto), dated the Closing Date or the Option Closing Date, as the case may be, of Simpson Thacher & Bartlett, counsel for the Company and the Selling Stockholders. The opinion of Simpson Thacher & Bartlett shall be rendered to you at the request of the Company and the Selling Stockholders and shall so state therein.

     (g) You shall have received on the Closing Date an opinion (as to the matters set forth in Annex III attached hereto), dated the Closing Date or the Option Closing Date, as the case may be, of Piper & Marbury L.L.P., special Maryland counsel for the Company, with respect to the Company. The opinion of Piper & Marbury L.L.P. shall be rendered to you at the request of the Company and shall so state therein.

     (h) You shall have received on the Closing Date or any Option Closing Date, as the case may be, an opinion, dated the Closing Date or the Option Closing Date, as the case may be, of Latham & Watkins, counsel for the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

     (i) You shall have received, on each of the date hereof and the Closing Date a letter dated the date hereof or the Closing Date in form and substance satisfactory to you from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     (j)  The Company shall have delivered to you the agreements specified in
Section 2 hereof which agreements shall be in full force and effect on the Closing Date.

     (k) The Shares shall have been duly listed, subject to notice of issuance, on the NYSE.

     (l) The Company and the Selling Stockholders shall not have failed on or prior to the Closing Date, to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company or the Selling Stockholders, as the case may be, on or prior to the Closing Date.

     The several obligations of the Underwriters to purchase any Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of such Additional Shares and other matters related to the issuance of such Additional Shares.

     SECTION 10. EFFECTIVENESS OF AGREEMENT AND TERMINATION. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

     This Agreement may be terminated at any time on or prior to the Closing Date by you by written notice to the Sellers if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company on any exchange or in the over-the-counter market,
(iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and the Partnership, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

     If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it has or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the total number of Firm Shares or Additional Shares, as the case may be, to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased by all Underwriters and arrangements satisfactory to you, the Company and the Selling Stockholders for purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders. In any such case which does not result in termination of this Agreement, either you or the Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase such Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase on such date in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

     SECTION 11. AGREEMENTS OF THE SELLING STOCKHOLDERS. Each Selling Stockholder agrees with you and the Company:

     (a) To pay or to cause to be paid all transfer taxes payable in connection with the transfer of the Shares to be sold by such Selling Stockholder to the Underwriters.

     (b) To do and perform all things to be done and performed by such Selling Stockholder under this Agreement prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares to be sold by such Selling Stockholder pursuant to this Agreement.

     SECTION 12. MISCELLANEOUS. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to The Boyds Collection, Ltd., 350 South Street, McSherrystown, PA 17344, (ii) if to the Selling Stockholders, to Kohlberg Kravis Roberts & Co., 9 West 57th Street, New York, NY 10019, Attention: Marc Lipschultz and (iii) if to any Underwriter or to you, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

     The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or directors of any Underwriter, any person controlling any Underwriter, the Company, the officers or directors of the

Company, any person controlling the Company, any Selling Stockholder or any person controlling such Selling Stockholder, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers agree, jointly and severally, to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(i) hereof. The Sellers also agree, jointly and severally, to reimburse the several Underwriters, their directors and officers and any persons controlling any of the Underwriters for any and all fees and expenses (including, without limitation, the fees disbursements of counsel) incurred by them in connection with enforcing their rights hereunder (including, without limitation, pursuant to Section 8 hereof).

     Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Selling Stockholders, the Underwriters, the Underwriters' directors and officers, any controlling persons referred to herein, the Company's directors and the Company's officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

     This Agreement shall be governed and construed in accordance with the laws of the State of New York.

     This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

     Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the several Underwriters.

                                            Very truly yours,

                                            THE BOYDS COLLECTION, LTD.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            THE SELLING STOCKHOLDERS:

                                            KKR 1996 FUND L.P.

                                            By:  KKR Associates 1996, L.P.,
                                                 general partner

                                            By:  KKR 1996 GP L.L.C.
                                                 general partner


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            KKR PARTNERS II, L.P.

                                            By:  KKR Associates (Strata), L.P.

                                            By:  Strata LLC
                                                 general partner


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

DONALDSON, LUFKIN & JENRETTE
    SECURITIES CORPORATION
MERRILL LYNCH, PIERCE, FENNER
    & SMITH INCORPORATED
Acting severally on behalf of
    themselves and the several
    Underwriters named in
    Schedule I hereto

By  DONALDSON, LUFKIN & JENRETTE
        SECURITIES CORPORATION


By:
   ----------------------------------
   Name:
   Title:

                                   SCHEDULE I
                                   ----------


                  Underwriters                                Number of Shares
                                                              to be Purchased

Donaldson, Lufkin & Jenrette Securities
Corporation

Merrill Lynch, Pierce, Fenner & Smith
Incorporated




                                           Total

                                   SCHEDULE II
                                   -----------

                              Selling Stockholders
                              --------------------

                     Name                                     Number of Firm
                                                             Shares Being Sold

KKR 1996 Fund L.P.

KKR Partners II, L.P.





                                           Total

                                     Annex I

[Insert names of stockholders of the Company who will be required to sign lock ups]

                                    Annex II
                      Opinion of Simpson Thacher & Bartlett

          1. The Shares to be issued and sold by the Company have been duly authorized and, upon payment and delivery in accordance with the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

          2. Each Selling Stockholder is the sole registered owner of the Shares to be sold by such Selling Stockholder; each Selling Stockholder has full partnership power, right and authority to enter into the Underwriting Agreement and to sell such Shares and upon payment for and delivery of the Shares in accordance with the Underwriting Agreement, the Underwriters will acquire all of the rights of each Selling Stockholder in the Shares and will also acquire their interest in such Shares free of any adverse claim.

          3. The statements made under the caption "Description of Capital Stock" in the Prospectus and Item 15 of Part II of the Registration Statement, insofar as they purport to constitute summaries of the terms of the Company's capital stock, constitute accurate summaries of the terms of such capital stock in all material respects.

          4. The Underwriting Agreement has been duly authorized, executed and delivered by the Company and by or on behalf of each Selling Stockholder.

          5. The issue and sale of the Shares by the Company, the execution and delivery of the Underwriting Agreement by the Company and the compliance by the Company with all of the provisions of the Underwriting Agreement will not breach or result in a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed as an exhibit to the Registration Statement, nor will such action violate any federal statute or any rule or regulation that has been issued pursuant to any federal statute or any order known to us issued pursuant to any federal statute or by any court or governmental agency or body or court having jurisdiction over the Company or any of its subsidiaries or any of their properties.

          6. No consent, approval, authorization, order, registration or qualification of or with any federal or New York governmental agency or body or, to our knowledge, any federal or New York court is required for the issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of the Underwriting Agreement, except for the registration under the Act and the Exchange Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

          7. The sale of the Shares by the Selling Stockholders, the execution and delivery of the Underwriting Agreement by the Selling Stockholders and the compliance by the Selling Stockholders with all of the provisions of the Underwriting Agreement will not breach or result in a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument identified on the annexed schedule furnished to us by the Selling

     Stockholders and which each Selling Stockholder has represented lists all material instruments to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action violate the Partnership Agreements of any Selling Stockholder or any federal or New York statute or the Delaware Revised Uniform Limited Partnership Act or any order known to us issued pursuant to any federal or New York statute or the Delaware Revised Uniform Limited Partnership Act by any court or governmental agency or body or court having jurisdiction over any Selling Stockholder or any of its properties.

          8. No consent, approval, authorization, order, registration or qualification of or with any federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware Revised Uniform Limited Partnership Act or, to our knowledge, any federal or New York court or any Delaware court acting pursuant to the Delaware Revised Uniform Limited Partnership Act is required for the issue and sale of the Shares by the Selling Stockholders and the compliance by the Selling Stockholders with all of the provisions of the Underwriting Agreement, except for the registration under the Act and the Exchange Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

          9. The Registration Statement has become effective under the Act and the Prospectus was filed on ________, 19__ pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or proceeding for that purpose has been instituted or threatened by the Commission.

          10. The Boyds Collection, Ltd., L.P., which is a subsidiary of the Company, has been duly formed and is validly existing as a limited partnership in good standing under the laws of its jurisdiction of formation and has full partnership power and authority to conduct its business as described in the Registration Statement and Prospectus.

          11. The Company is not an "investment company" within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.

          12. We have not independently verified the accuracy, completeness or fairness of the statements made or included in the Registration Statement or the Prospectus and take no responsibility therefor, except as and to the extent set forth in paragraph 3 above. In the course of the preparation by the Company of the Registration Statement and the Prospectus, we participated in conferences with certain officers and employees of the Company and with representatives of Deloitte & Touche LLP and with special Maryland counsel to the Company. Based upon our examination of the Registration Statement and the Prospectus, our investigations made in connection with the preparation of the Registration Statement and the Prospectus and our participation in the conferences referred to above, (i) we are of the opinion that the Registration Statement, as of its effective date, and the Prospectus, as of

     ____________, 1999, complied as to form in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder, except that in each case we express no opinion with respect to the financial statements or other financial data contained in the Registration Statement or the Prospectus, and (ii) we have no reason to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case we express no belief with respect to the financial statements or other financial data contained in the Registration Statement or the Prospectus.

     The opinion of Simpson Thacher & Bartlett is rendered at the request of the Company and the Selling Stockholders.

                                    Annex III
                        Opinion of Piper & Marbury L.L.P.

          1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

          2. The Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights created under the charter of the Company or the Maryland General Corporation Law.

          3. This Agreement has been duly authorized, executed and delivered by the Company.

          4. The authorized capital stock of the Company conforms as to legal matters to the description thereof under the caption "Description of Capital Stock" contained in the Prospectus.

          5. The issue and sale of the Shares and the execution, delivery and performance of the Underwriting Agreement by the Company, compliance by the Company with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the charter or by-laws of the Company or (ii) to our knowledge, any judgment writ, injunction, decree, order or ruling of any Maryland court or Maryland governmental authority binding on the Company or any of its respective properties except, in the case of (ii), for such conflicts, defaults or violations that would not have a Material Adverse Effect.

          6. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights created under the charter of the Company or the Maryland General Corporation Law.

          7. No consent, approval authorization or order of, or filing or qualification with, any Maryland governmental agency or body acting pursuant to the Maryland General Corporation Law or, to our knowledge, any Maryland Court acting pursuant to the Maryland General Corporation Law, is required in connection with the issue and sale of the Shares by the Company or the sale of the Shares by the Selling Stockholders pursuant to the Underwriting Agreement, except such as may be required under state securities law, as to which we express no opinion, and those that have already been obtained.

          8. The statements in the Registration Statement and Prospectus under the caption "Selected Provisions of Maryland Law and of Boyds' Charter and Bylaws" and Item 14 of Part II of the Registration

     Statement insofar as they purport to constitute summaries of the documents therein and the laws and regulations or legal conclusions with respect thereto, constitute accurate summaries of such documents and the matters described therein in all material respects.

     The opinion of Piper & Marbury L.L.P. is rendered at the request of the Company.



                                       2